Exhibit 99.1

MPC CORPORATION COMPLETES ACQUISITION

OF GATEWAY’S PROFESSIONAL BUSINESS

Expanded Product Portfolio, Customer Base and Service Capabilities

Create Leader in Business PC Market

Nampa, ID, October 1, 2007 — MPC Corporation (AMEX:MPZ) today announced it has completed the acquisition of Gateway’s (NYSE: GTW) Professional business.

“This acquisition helps transform MPC into one of the top PC companies serving the professional market, including small-and-medium businesses, education and government,” said John P. Yeros, Chairman and Chief Executive Officer of MPC.

Through the acquisition, MPC now has access to the entire catalog of products and services from Gateway’s Professional business and will make them available to both MPC and Gateway Pro customers. Under the terms of the transaction, MPC will migrate these products to the MPC brand within one year. “MPC now has a more diverse and balanced product mix, as well as the scale to compete more effectively against larger rivals in the PC industry,” said Mr. Yeros.

MPC also acquired Gateway’s leased final assembly facility in Nashville, TN and the portion of Gateway’s Consumer Direct business that targets business with less than 100 employees. MPC has assumed responsibility for all operations and warranty support associated with Gateway’s Pro business.

Under the terms of the transaction, Gateway acquires MPC common stock and MPC Series B Preferred stock constituting an approximate 19.9% equity interest in the company. MPC assumes warranty and other specified obligations of the Gateway Professional business, and will issue to Gateway a promissory note in the approximate amount of $6 million, subject to adjustments described in the asset purchase agreement.

The combined revenues of the two businesses in 2006 were $1.2 billion. With the completion of the acquisition, MPC has operations in Idaho, South Dakota, Tennessee and Colorado.

MPC has set up a special information center on its website with more details. The website address is pro.mpccorp.com.

About MPC Corporation

MPC Corporation (AMEX: MPZ), a major US PC vendor since 1991, provides enterprise IT hardware solutions to small-and-medium businesses, government agencies and education organizations. With its acquisition of Gateway’s Professional business in October 2007, MPC became one of the leaders in the US market providing PCs, servers and storage products to professional customers. MPC provides additional value with an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Forward-looking Statements

Any statements in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current management expectations and assumptions. However, there is no assurance that such expectations and assumptions will prove accurate. Our actual future performance could differ materially from the forward-looking statements. The combined MPC and Gateway Pro company faces significant risks and uncertainties, including the ability to obtain sufficient vendor credit support for the combined operation, the ability to retain customers and employees, the ability to transition product lines, the ability to effectively combine management teams, and the ability to obtain required intellectual property licenses on terms acceptable to the combined company or at all. Neither MPC nor the Gateway Pro businesses have been profitable in recent periods, and there is no assurance that the combined company will be profitable. The combined company faces significant liquidity challenges. All MPC Series B Preferred Stock to be issued to Gateway converts to MPC common stock (i) upon shareholder approval by the majority of the MPC shareholders, and (ii) at such time as the shares may be converted without causing Gateway’s beneficial ownership to exceed 19.9%. In the event shareholder approval is not obtained within one year following the closing date, all outstanding shares of Series B Preferred Stock are to be redeemed by MPC at 1.5 times the closing price times the number of shares of MPC common stock into which the Series B Preferred Stock is then convertible. Investors are encouraged to carefully review MPC's risk factors set forth in its most recent Form 10-KSB/A and Form 10-Q filed with the Securities and Exchange Commission. In addition, the Current Report on Form 8-K filed on September 6, 2007 includes risk factors related to the acquisition of Gateway Pro that you should carefully review. We will file a Form 8-K containing more detailed information concerning the transaction by Friday, October 5, and a Form 8-K/A within 71 days thereafter that will include additional historical and pro forma financial information.

Company Contact Investor Relations Contact Media Contact Angela Lewton Harriet Fried / Jody Burfening Dolores Naney
MPC Corporation Lippert/Heilshorn & Assoc. Lippert/Heilshorn & Assoc.
208-893-3843 (212) 838-3777 (212) 838-3777 amlewton@mpcorp.com hfried@lhai.com dnaney@lhai.com